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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT



                                 Date of Report
                             (Date of earliest event
                                   reported):

                                  May 11, 2001
                           --------------------------




                               DELTA MUTUAL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its Charter)



         Delaware                      000-30563              14-1818394
 State or other jurisdiction          (Commission            (IRS Employer
    of incorporation)                 File Number)         Identification No.)



1730 Rhode Island Ave., N.W., Suite 812
         Washington, D.C. 20036                                 02184
(Address of principal executive offices)                      (Zip Code)



        Registrant's telephone number, including area code: 202-408-1155
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                                    FORM 8-K

                               DELTA MUTUAL, INC.


ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE


         On April 23, 2001, the Company entered into an Agreement in Principle with Enterprises Solutions, Inc. ("ESI"), and pursuant to that Agreement in Principle on May 11, 2001, entered into the definitive Agreement of Sale (the "Agreement"), pursuant to which the Company would acquire substantially all of the assets of ESI (the "Acquisition") in exchange for 10,583,000 shares of the Company's Common Stock ("DMI Common Stock"), or such number of shares as is equal to 1.2676 shares of DMI Common Stock for each share (the "Exchange Ratio") of Common Stock of ESI ("ESI Common Stock") outstanding on the effective date of the acquisition ("Acquisition Effective Date"). The Agreement provides that the Company would purchase substantially all of ESI's assets, including its Intellectual Property (as defined in the Agreement) and trade names, and would assume ESI's obligations under the three leases to which ESI is a party and several executive employment agreements. The Company would not assume any obligations under ESI's employment agreement with John A. Solomon, ESI's Chief Executive Officer, and the Agreement provides that the Board of Directors of ESI may enter into a settlement of that employment agreement determined in good faith by the Board. Otherwise ESI may not make any loans or advances to any employee, officer, director or Affiliate (as defined in the Agreement). Under the Agreement, the Company would assume no other liabilities of the Company, except that it would assume outstanding options and warrants to purchase ESI Common Stock, the holders of which options and warrants would, upon the Acquisition Effective Date, be entitled to purchase, in accordance with the terms of the particular option or warrant, such number of shares of DMI Common Stock as is calculated by application of the Exchange Ratio with respect to each share of ESI Common Stock subject to the option or warrant. Prior to the Acquisition Effective Date, the Company would not issue additional shares of DMI Common Stock, except that, in connection with the acquisition, the Company may issue up to an additional 11,000,000 shares of DMI Common Stock to equity investors in the Company. ESI is not restricted as to issuances of additional shares of its Common Stock.

         The Agreement is conditioned on effectiveness of the registration statement required to be filed with the Securities and Exchange Commission for the Acquisition, approval of the sale of substantially all of the assets of ESI as a part of the Acquisition transaction by the stockholders of ESI and on the approval by the stockholders of the Company of a recapitalization of the Company so that, following such recapitalization, the Company will have an authorized capitalization of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. The Company has also agreed to change its name to Internet High Assurance Corporation, or such other name as is mutually agreeable to the Company and ESI. The obligations of ESI under the Agreement are subject to the Company's maintaining its OTC Bulletin Board listing for the DMI Common Stock through the Acquisition Effective Date.

         It is intended that the Acquisition would qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

                                       2
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         Effective April 23, 2001, the controlling shareholding position of the
Company, consisting of 450,000 of the 557,000 shares outstanding, was purchased from the Company's two controlling shareholders by Kelcon, Inc., a recently formed Delaware corporation ("Kelcon"), for $450,000. Kelcon is owned by Kenneth
A. Martin, a principal in the Washington, D.C. law firm, Martin & Adams, PLLC, which firm has from time to time rendered legal services to ESI, and by an overseas investor, who has previously invested in ESI.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits.

         10.2 Agreement of Sale, dated as of May 11, 2001, between Delta Mutual, Inc. and Enterprises Solutions, Inc.



                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf the undersigned hereunto duly authorized.

Dated: May 23, 2001

                                 Delta Mutual, Inc.


                                 By: /s/ Kenneth A. Martin
                                     -----------------------------
                                         Kenneth A. Martin,
                                         President and Chief Executive Officer









                                       3
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                                  EXHIBIT INDEX

Exhibit No.        Description
-----------        -----------
 10.2              Agreement of Sale, dated as of May 11, 2001, between Delta
                   Mutual, Inc. and Enterprises Solutions, Inc.




























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